UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GALAXY GAMING, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Amendment No. 2 to Proxy Statement

for 2023 Annual Meeting of Stockholders

EXPLANATORY NOTE

This Amendment No. 2 to Schedule 14A (this “Amendment No. 2”) is being filed to amend the definitive proxy statement of Galaxy Gaming, Inc., a Nevada corporation (the “Company”) for its 2023 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on May 5, 2023 and amended by Amendment No. 1 to Proxy Statement filed on June 1, 2023 (collectively the “Proxy Statement”). The “Security Ownership” Table on page 11 of the Proxy Statement erroneously failed to report that Mr. Tice Brown beneficially owns more than five percent (5%) of the Company’s outstanding common stock. Tice Brown is a stockholder of the Company who beneficially owns 1,432,363 shares of common stock as of April 17, 2023, representing 5.86% of the Company’s outstanding common stock as of April 17, 2023.

AMENDMENT TO PROXY STATEMENT

The “Security Ownership” table found on page 11 of the Proxy Statement is hereby amended and restated in its entirety to read as follows:

“SECURITY OWNERSHIP

The following table sets forth, as of April 17, 2023, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of our common stock and by the executive officers and directors as a group. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law). The percentages are based upon a total of 24,458,490 shares of common stock outstanding as of April 17, 2023, and includes shares which the individuals shown have the right to acquire upon exercise of stock options that are vested or vest within 60 days following April 17, 2023. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group) but are not deemed to be outstanding as to any other person.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Mark A. Lipparelli, Director(1)	1,950,289	7.97%
Michael Gavin Isaacs, Director(2)	274,899	1.12%
Meredith Brill, Director(3)	360,820	1.48%
Bryan W. Waters, Director(4)	555,628	2.27%
Cheryl A. Kondra(5)	106,368	0.43%
Todd P. Cravens, President and Chief Executive Officer(6)	940,220	3.77%
Harry C. Hagerty, Chief Financial Officer(7)	990,500	4.03%
Total of All Directors and Executive Officers (7 persons)	5,178,724	21.07%
Tice Brown(8)	1,432,363	5.86%

(1)
Mr. Lipparelli holds 1,820,289 shares of common stock under his name and 130,000 shares under Mark Allan Lipparelli TTEE.
(2)
Mr. Isaacs holds 274,899 shares of common stock.
(3)
Ms. Brill holds 360,820 shares of common stock.
(4)
Mr. Waters holds 555,628 shares of common stock.
(5)
Ms. Kondra holds 106,368 shares of common stock.
(6)
Mr. Cravens holds options to purchase 474,500 shares of our common stock which are either exercisable at April 17, 2023, or exercisable within 60 days and 465,720 shares of common stock.”
(7)
Mr. Hagerty holds options to purchase 100,000 shares of our common stock which are either exercisable at April 17, 2023, or exercisable within 60 days and 890,500 shares of common stock.

(8)
Tice Brown, a person beneficially owning more than 5% of our common stock, holds 1,432,363 shares of common stock.

No other changes have been made to the Proxy Statement or to the matters to be considered by the stockholders. Capitalized terms used but not otherwise defined in this Amendment No. 2 shall have the meanings assigned to such terms in the Proxy Statement.